Exhibit 99.1

August 18, 2011

Contact:	Stephen P. Theobald
Executive Vice President and
Chief Financial Officer
(757) 217-1000

HAMPTON ROADS BANKSHARES ANNOUNCES CEO TRANSITION

Davies to Return to Consulting Practice

Glenn to Serve as Interim CEO

Norfolk, Virginia, August 18, 2011:  Hampton Roads Bankshares, Inc. (NASDAQ:  HMPR) (the “Company”), the holding company for Bank of Hampton Roads and Shore Bank, today announced that President and Chief Executive Officer John A.B. “Andy” Davies, Jr. has resigned to return to his prior work as a banking consultant.  Douglas J. Glenn, Executive Vice President, General Counsel and Chief Operating Officer, will take on the additional role of interim President and Chief Executive Officer, subject to pending regulatory approval.

Henry P. Custis, Jr., Chairman of the Board of Directors, said, “We thank Andy for his valuable contributions to the Company and wish him well in his return to consulting.  He joined the Company during a severe national financial crisis, at a time when the Company faced serious challenges on a number of fronts.  Andy and the Board took decisive action to recapitalize the Company, strengthen its operations and management team, refocus on its core community banking franchise and establish a path to return to profitability.  While there is still more work to do, things are clearly moving in the right direction.”

Custis added, “We are pleased that Doug will serve as interim President and CEO.  He has played a key role in developing and implementing our plan to return the Company to profitability, and the Board is confident that progress will continue under his guidance and leadership.”

Davies said, “It has been an honor to lead this fine team and I am proud of all we have accomplished together.  I am particularly pleased with our success in attracting the capital the Company needed to not just survive but thrive.  With the completion of the recapitalization and other significant actions to put the Company on a path to return to profitability, my personal mission here has been accomplished, and this is an appropriate time for me to return to my consulting practice.”

Caution About Forward-Looking Statements

Certain statements made in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, such as the Company’s plans to return to profitability.  Although the Company believes that its expectations with respect to such forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to those described in the cautionary language included under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as amended, Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, its most recent prospectus supplement filed June 15, 2011 and other filings made with the SEC.

 About Hampton Roads Bankshares

Hampton Roads Bankshares, Inc. is a bank holding company that was formed in 2001 and is headquartered in Norfolk, Virginia. The Company’s primary subsidiaries are Bank of Hampton Roads, which opened for business in 1987, and Shore Bank, which opened in 1961 (the “Banks”).  The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses.  Currently, Bank of Hampton Roads operates forty-six banking offices in Virginia and North Carolina doing business as Bank of Hampton Roads and Gateway Bank & Trust Co.  Shore Bank serves the Eastern Shore of Maryland and Virginia through eight banking offices and fifteen ATMs. Through various affiliates, the Banks also offer mortgage banking services, insurance, title insurance, and investment products.  Shares of the Company’s common stock are traded on the NASDAQ Global Select Market under the symbol HMPR.  Additional information about the Company and its subsidiaries can be found at www.hamptonroadsbanksharesinc.com.

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